UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

AMERICAN GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49996	71-0867612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200-4170 Still Creek Drive

Burnaby, B.C., Canada V5C 6C6

(Address of principal executive offices)

604-299-6600

(Registrant’s telephone number, including area code)

_______________

(Former name or former address, if changed since last report.)

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2006 American Goldfields Inc. (the ‘Company’) appointed Mr. Jared Beebe to its Board of Directors. Each director and executive officer holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. The following is a brief account of Mr. Beebe’s age, education, and business experience during the past five years, and any other directorships held in reporting companies. There are no family relationships among the directors and executive officers of the Company.

Mr. Beebe, age 56, is an experienced geologist with an extensive background in mineral exploration. In his nearly 20 years of working in the mining industry, he has worked for a variety of exploration companies in Canada and the United States. He is currently a Project Manager in Mexico for Soho Resources. Prior to joining his current employer he worked for Globex Mining in 2006, Scorpio Mining in 2005 and from 1999 to 2004 he worked as a researcher at the University of Quebec where he studied Geographic Information Systems. Mr. Beebe earned a Bachelor of Science degree in Geology from Metropolitan State College, Denver, Colorado, in 1981. He is a member of the Association of Applied Geochemists, the Geological Society of Nevada, the Ordre du Géologues du Québec, and the Society of Economic Geologists.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Goldfields Inc.

(Registrant)

By: /s/ Donald Neal

Donald Neal, Chief Executive and Financial Officer, Treasurer and Secretary

Date: September 15, 2006